UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

TAMPA ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Florida	1-5007	59-0475140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 15, 2015, Tampa Electric Company (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with BNY Mellon Capital Markets, LLC, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters listed therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $250 million aggregate principal amount of 4.20% Notes due 2045 (the “Notes”). The Notes will be issued under a twelfth supplemental indenture to be entered into with The Bank of New York Mellon, as trustee. The offering of the Notes is scheduled to close on May 20, 2015.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of TECO Energy, Inc. and the Company previously filed with Securities and Exchange Commission (File No. 333-202565), the Company is including the Underwriting Agreement as Exhibit 1.5 hereto and the opinion of Locke Lord LLP, regarding the validity of the Notes to be sold by the Company pursuant to such Underwriting Agreement, as Exhibit 5.3 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.5	Underwriting Agreement dated as of May 15, 2015 by and among the Company, BNY Mellon Capital Markets, LLC, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, and SunTrust Robinson Humphrey. Filed herewith.

5.3	Opinion of Locke Lord LLP. Filed herewith.

23.6	Consent of Locke Lord LLP (included as part of its opinion filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2015		TAMPA ELECTRIC COMPANY
(Registrant)

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)

Exhibit Index

1.5	Underwriting Agreement dated as of May 15, 2015 by and among the Company, BNY Mellon Capital Markets, LLC, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, and SunTrust Robinson Humphrey. Filed herewith.

5.3	Opinion of Locke Lord LLP. Filed herewith.

23.6	Consent of Locke Lord LLP (included as part of its opinion filed herewith).